UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 8, 2010

Commission File No. 001-34269
SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	74-2657168 (IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Employee Board of Director Compensation – Committee Appointments

Under the Company’s Non-Employee Board of Director Committee Compensation Policy (the “Policy”), restricted stock awards totaling 11,500 (the “Shares”) were issued to the following non-employee directors on January 8, 2010 as compensation for the Board of Director Committee Appointments for the FY 2010 ending June 30, 2010 as follows:

-	Ramsay H. Gillman (750);
-	Parris H. Holmes (1,000);
-	F. Gardner Parker (5,500);
-	John W. Dalton (2,500); and
-	Philip C. Zerrillo (1,750).

Subject to the terms and condition of the underlying Restricted Stock Agreement and the Company’s 1993 Stock Plan, the Shares shall vest as follows: (i) 50% on December 31, 2009, (ii) 25% on March 31, 2010 and (iii) 25% on June 30, 2010, if and only if, Director remains as a member of the Board of Directors of the Company from the date hereof until each respective vesting dates.  Vesting of the Shares shall be accelerated to an earlier date in the event of a Change in Control of Company (as defined), and provided that Director remains as a member of the Board of Directors of the Company until the effective date of such Change in Control, all unvested Shares granted under this Agreement shall become immediately vested on the effective date of the Change in Control.

The Board of Director Committee appointments for the fiscal year 2010 (ending June 30, 2010) are as follows:

Compensation Committee
•	John W. Dalton – Co-Chairman
•	Ramsay Gillman – Co-Chairman
•	Parris H. Holmes

Audit Committee
•	F. Gardner Parker – Chairman
•	Philip C. Zerrillo
•	John Dalton

Governance Committee
•	Philip C. Zerrillo - Chairman
•	F. Gardner Parker
•	John W. Dalton

Acquisition Committee
•	Parris H. Holmes – Chairman
•	F. Gardner Parker
•	John W. Dalton

Lead Independent Director
•	F. Gardner Parker

On September 28, 2009, and under the Policy, the non-employee directors were each awarded 8,000 restricted shares as their base equity compensation for the fiscal year ended June 30, 2010 (see Form 8-K dated September 29, 2009 for details).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPS COMPLIANCE CORP. a Delaware corporation

Dated: January 8, 2010	By:	/s/ David P. Tusa
David P. Tusa
Executive Vice President, Chief Financial Officer, Business Development and Corporate Secretary